THE THICKET APARTMENTS

                          STATEMENTS OF EXCESS REVENUES

                        OVER SPECIFIC OPERATING EXPENSES

                       FOR THE PERIOD FROM JANUARY 1, 1996

                          TO JUNE 28, 1996 (UNAUDITED)

                      AND THE YEAR ENDED DECEMBER 31, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Vinings Investment Properties Trust:

We have audited the accompanying statement of excess revenues over specific operating expenses for The Thicket Apartments for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess revenues over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of excess revenues over specific operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of The Thicket Apartments after acquisition by the Trust. The accompanying statement of excess revenues over specific operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of The Thicket Apartments' revenues and expenses.

In our opinion, the statement of excess revenues over specific operating expenses presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of The Thicket Apartments for the year ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

Atlanta, Georgia
August 16, 1996



                             THE THICKET APARTMENTS
                          STATEMENTS OF EXCESS REVENUES
                            OVER SPECIFIC OPERATING
                                    EXPENSES


                                                      For The Period
                                                          From
                                                     January 1, 1996                    Year Ended
                                                    to June 28, 1996                  December 31,
                                                       (UNAUDITED)                         1995
                                                       -----------                         ----

Revenues:
Rental revenues (Note 1)                                 $ 852,397                      $1,621,037
Other property revenues                                     24,213                          53,201
                                               --------------------           ---------------------
     Total property revenues                               876,610                       1,674,238

Specific Operating Expenses (Note 2):
Property operating and maintenance                         400,304                         768,905
                                               --------------------

- ---------------------------------
Excess of Revenues Over Specific
Operating Expenses                                       $ 476,306                       $ 905,333
                                               ====================           =====================







The accompanying notes are an integral part of these statements.

                             THE THICKET APARTMENTS

                     NOTES TO STATEMENTS OF EXCESS REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     FOR THE PERIOD FROM JANUARY 1, 1996 TO
                          JUNE 28, 1996 (UNAUDITED) AND
                        THE YEAR ENDED DECEMBER 31, 1995

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
- --   ------------------------------------------------
     Description of Real Estate Property Acquired
     On June 28, 1996, Vinings Investment Properties Trust and Subsidiaries (the "Trust") through Thicket Apartments L.P., a Delaware limited partnership and indirect wholly owned subsidiary of the Trust acquired The Thicket Apartments, a 254-unit apartment complex located in DeKalb County, Georgia, for a cash purchase price of $8,650,000. The occupancy rate of the 254 apartment homes was approximately 97% as of June 28, 1996.

     The acquisition was financed primarily by a mortgage loan on the acquired property of approximately $7.4 million with the remainder financed through borrowings under the Trust's line of credit.

     RENTAL REVENUES
     Rents from leases are accounted for ratably over the term of each lease, which is generally for a period of 12 months or less.

2.   BASIS OF ACCOUNTING
- --   -------------------
     The accompanying statements of excess revenues over specific operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of The Thicket Apartments after acquisition by the Trust, such as depreciation and interest.